Exhibit 99.1

Box Announces First Quarter Fiscal 2017 Results

●    Record Revenue of $90 Million, Up 37% Year-Over-Year

●    GAAP EPS of ($0.31), Non-GAAP EPS of ($0.18)

●    Added More Than 5,000 New Customers

REDWOOD CITY, Calif. – June 1, 2016 – Box, Inc. (NYSE:BOX), a leading enterprise content management platform, today announced financial results for the first quarter of fiscal 2017, which ended April 30, 2016.

“First quarter revenue was strong at $90 million, representing 37% growth year-over-year. We also continued to drive operational efficiency, with GAAP and non-GAAP EPS improving by 9 and 10 cents, respectively, year-over-year,” said Aaron Levie, co-founder and CEO of Box. “We won more than 5,000 new customers and added or expanded deployments with leading enterprises like Airbnb, Brooks Brothers and The Whirlpool Corporation. We also introduced Box Zones, achieved FedRAMP certification and launched strategic partnerships with Adobe, Cognizant and others, continuing to expand our addressable market.”

“In the first quarter, we achieved a marked improvement in cash flow from operations of negative $4.2 million and, excluding a payment related to a litigation settlement, would have achieved near breakeven cash flow from operations of negative $500,000,” said Dylan Smith, co-founder and CFO of Box. “We are confident in our growth opportunity, driven by our product differentiation and expanding market, and we remain committed to achieving positive free cash flow in the fourth quarter of this fiscal year.”

Fiscal First Quarter Financial Highlights

•	Revenue for the first quarter of fiscal 2017 was a record $90.2 million, an increase of 37% from the first quarter of fiscal 2016.

•	Deferred revenue for the first quarter of fiscal 2017 ended at $172.2 million, an increase of 39% from the first quarter of fiscal 2016.

•	Billings in the first quarter of fiscal 2017 were $75.9 million, an increase of 9% from the first quarter of fiscal 2016. As previously announced, billings were impacted by increasing seasonality in the business and the focus on annual payment durations from multi-year prepayments, beginning this fiscal year.

•	GAAP operating loss in the first quarter of fiscal 2017 was $38.6 million, or 43% of revenue. This compares to GAAP operating loss of $46.6 million, or 71% of revenue, in the first quarter of fiscal 2016. Non-GAAP operating loss in the first quarter of fiscal 2017 was $22.7 million, or 25% of revenue. This compares to non-GAAP operating loss of $32.6 million, or 50% of revenue, in the first quarter of fiscal 2016.

•	GAAP net loss per share, basic and diluted, in the first quarter of fiscal 2017 was $0.31 on 124.9 million shares outstanding, compared to $0.40 in the first quarter of fiscal 2016 on 119.4 million shares outstanding. Non-GAAP net loss per share, basic and diluted, in the first quarter of fiscal 2017 was $0.18, compared to $0.28 in the first quarter of fiscal 2016.

•	Net cash used in operating activities in the first quarter of fiscal 2017 totaled $4.2 million, and excluding the $3.8 million payment related to the settlement of the previously announced Open Text litigation, net cash used in operating activities would have been $0.5 million. In the first quarter of fiscal 2016, net cash used in operating activities was $32.2 million, and excluding $25.0 million in restricted cash used to secure a line of credit for the newly leased Redwood City headquarters, net cash used in operating activities would have been $7.2 million.

•	Free cash flow in the first quarter of fiscal 2017 was negative $16.2 million, and includes the $3.8 million payment related to the settlement of the previously announced Open Text litigation. In the first quarter of 2016, free cash flow was negative $17.3 million, and excludes $25.0 million in restricted cash used to secure a line of credit for the newly leased Redwood City headquarters.

•	Cash, cash equivalents, marketable securities, and restricted cash were $211.4 million as of April 30, 2016, of which $28.0 million was restricted.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see “About Non-GAAP Financial Measures and Other Key Metrics” and “Reconciliation of GAAP to Non-GAAP Data” below.

Business Highlights Since Last Earnings Release

Customer Growth and Momentum:

•	Added over 5,000 new paying customers, and added or significantly expanded deployments with leading enterprises like Airbnb, Brooks Brothers, Daniel J. Edelman, Los Angeles International Airport and The Whirlpool Corporation.

•	Grew paying customer base to 62,000 businesses, including 59% of the Fortune 500.

•	Announced that Box was named a Leader in The Forrester Wave™: Enterprise File Sync and Share Platforms, Cloud Solutions, Q1 2016 report by Forrester Research.

Product Innovation:

•	Launched Box Zones to enable businesses around the globe to adopt Box, while providing the choice to store data in Europe or Asia.

•	Announced that Box achieved FedRAMP certification for all government agencies, sponsored by the Department of Defense as part of Box’s new Box for Government initiative.

•	Announced that document watermarking and device trust are now generally available as part of Box Governance.

•	Announced general availability of Box KeySafe with AWS Key Management Service, which enables all businesses ranging from the largest enterprise to the smallest IT shops to take advantage of the benefits of Box KeySafe.

•	Announced general availability of private network integration with Japan’s NTT Communications for Japanese customers.

Strategic Partnerships:

•	Deepened the IBM partnership by extending it to Box Platform with the announcement of IBM’s new MobileFirst for iOS application, Expert Seller, built on Box Platform. This new app improves productivity of salespeople on the go.

•	Expanded alliance with Adobe to make it easier for businesses to work with digital documents in the cloud by allowing them to access and edit PDFs and execute workflows with Adobe Document Cloud and Adobe Sign directly in Box on both desktop and mobile.

•	Announced a collaboration with Cognizant, a preferred systems integrator for Box Platform, to deliver custom solutions for vertical industries to go digital, drive productivity and replace legacy infrastructure by moving enterprises to the cloud.

Outlook

•	Q2 FY17 Guidance: Revenue is expected to be in the range of $94 million to $95 million. GAAP and non-GAAP earnings per share is expected to be in the range of ($0.37) to ($0.36) and ($0.20) to ($0.19), respectively. Weighted average diluted shares outstanding is expected to be approximately 127 million.

•	Full Year FY17 Guidance: Revenue is expected to be in the range of $391 million to $395 million. GAAP and non-GAAP earnings per share is expected to be in the range of ($1.43) to ($1.40) and ($0.78) to ($0.75), respectively. Weighted average diluted shares outstanding is expected to be approximately 128 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization and certain legal settlement costs. Box has provided a reconciliation of GAAP to non-GAAP EPS outlook elsewhere in this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of Box’s first quarter of fiscal 2017 earnings call will be available through Box’s Investor Relations website at www.box.com/investors and will be available before being archived for a period of 90 days.

The access details for the live conference call are:

+ 1-888-632-3384, (U.S. and Canada), conference ID: BOXQ117

+ 1-785-424-1675 (international), conference ID: BOXQ117

A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing

+ 1-800-688-4915 (U.S. and Canada)

+ 1-402-220-1319 (international)

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@boxhq, @levie and @boxincir), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of certain key metrics and non-GAAP measures to their nearest comparable GAAP measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, its ability to achieve positive free cash flow, profitability, planned product enhancements and success of strategic partnerships, as well as revenue, GAAP and non-GAAP earnings per share, the related components of GAAP and non-GAAP earnings per share, and weighted average basic and diluted outstanding share count expectations for Box’s fiscal second quarter and full fiscal year 2017 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions; (2) delays or reductions in information technology spending; (3) factors related to Box’s intensely competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud-based Enterprise Content Management market; (5) risks associated with Box’s ability to manage its rapid growth effectively; (6) Box’s limited operating history, which makes it difficult to predict future results; (7) the risk that Box’s customers do not renew their subscriptions or expand their use of Box’s services; (8) Box’s ability to provide successful enhancements, new features and modifications to its platform and services; (9) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; and (10) Box’s ability to realize the expected benefits of its third-party partnerships.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K filed for the fiscal year ended January 31, 2016. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, billings and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the tables captioned “Reconciliation of GAAP to non-GAAP data” which are included at the end of this release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management’s internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors’ operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP measures and key metrics should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based expense, if Box did not pay a portion of compensation in the form of stock-based expense, the cash salary expense included in costs of revenue and operating expenses would be higher which would affect Box’s cash position.

Non-GAAP operating loss and non-GAAP operating margin. Box defines non-GAAP operating loss as operating loss excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating loss divided by revenue. Although stock-based compensation is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period. Box further excludes expenses related to certain litigation because they are considered by management to be special items outside Box’s core operating results.

Non-GAAP net loss, non-GAAP net loss, and non-GAAP net loss per share. Box defines non-GAAP net loss as net loss excluding expenses related to SBC, intangible assets amortization, remeasurement of redeemable convertible preferred stock warrant liability, and as applicable, other special items. Box defines non-GAAP net loss as net loss excluding expenses related to SBC, intangible assets amortization, remeasurement of redeemable convertible preferred stock warrant liability, accretion of redeemable convertible preferred stock, deemed dividend on the conversion of Series F redeemable convertible preferred stock, and as applicable, other special items. Box defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average outstanding shares. Box excludes remeasurement of redeemable convertible preferred stock warrant liability, accretion of redeemable convertible preferred stock, deemed dividend on the conversion of Series F redeemable convertible preferred stock, and as applicable, other special items because they are considered by management to be outside Box’s core operating results.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue in that period to revenue. Billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure and after adjusting for any shifts in relative payment frequencies, a leading indicator of future revenue. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and will help investors better understand the sales volumes and performance of the business. Although Box considers Billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure given that it is calculated using exclusively revenue and deferred revenue, both of which are financial measures calculated in accordance with GAAP.

Free cash flow. Box defines free cash flow as cash provided by (used in) operating activities less purchases of property and equipment, principal payments of capital lease obligations, and other items that did not or are not expected to require cash settlement and which management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Historically, these items have included restricted cash used to guarantee a significant letter of credit for Box’s Redwood City headquarters. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box’s business and strengthening its balance sheet; but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

The accompanying tables have more details on the non-GAAP financial measures that are most directly comparable to GAAP financial measures and the related reconciliations between these financial measures.

About Box

Founded in 2005, Box (NYSE:BOX) is transforming the way people and organizations work so they can achieve their greatest ambitions. As a leading enterprise content management platform company, Box helps more than 62,000 businesses, including Eli Lilly and Company, General Electric, KKR & Co., P&G and The GAP securely access and manage their critical information in the cloud. Box is headquartered in Redwood City, CA, with offices across the United States, Europe and Asia. To learn more about Box, visit www.box.com.

Contacts

Investors:

Alice Kousoum Lopatto, Box

+1 650-209-3467

ir@box.com

Media:

Denis Roy, Box

+1 650-543-6926

press@box.com

BOX, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	April 30, 2016	January 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$182,690	$185,741
Marketable securities	710	7,379
Accounts receivable, net	57,615	99,542
Prepaid expenses and other current assets	15,359	14,729
Deferred commissions	10,977	12,603

Total current assets	267,351	319,994
Property and equipment, net	112,144	120,492
Intangible assets, net	2,436	3,895
Goodwill	14,301	14,301
Restricted cash	27,952	27,952
Other long-term assets	10,009	10,854

TOTAL ASSETS	$434,193	$497,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,538	$9,862
Accrued compensation and benefits	14,970	35,631
Accrued expenses and other current liabilities	14,629	31,926
Capital lease obligations, current	6,878	4,698
Deferred revenue	155,415	168,051
Deferred rent	290	298

Total current liabilities	200,720	250,466
Debt, non-current	40,000	40,000
Capital lease obligations, non-current	9,136	7,316
Deferred revenue, non-current	16,769	18,362
Deferred rent, non-current	44,192	41,674
Other long-term liabilities	1,801	1,769

Total liabilities	312,618	359,587

Stockholders’ equity:
Common stock	12	12
Additional paid-in capital	893,624	871,491
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive (loss) income	32	(84)
Accumulated deficit	(770,916)	(732,341)

Total stockholders’ equity	121,575	137,901

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$434,193	$497,488

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2016	2015
Revenue	$90,155	$65,621
Cost of revenue [1,2]	27,859	17,153

Gross profit	62,296	48,468
Operating expenses:
Research and development [2]	26,907	23,134
Sales and marketing [2]	59,472	56,495
General and administrative [1,2]	14,509	15,472

Total operating expenses	100,888	95,101

Loss from operations	(38,592)	(46,633)
Interest expense, net	(176)	(514)
Other income (expense), net	441	(77)

Loss before provision for income taxes	(38,327)	(47,224)
Provision for income taxes	248	59

Net loss	(38,575)	(47,283)

Net loss per share, basic and diluted	$(0.31)	$(0.40)

Weighted-average shares used to compute net loss per share, basic and diluted	124,932	119,379

[1]	Includes intangible assets amortization as follows:

	Three Months Ended April 30,
	2016	2015
Cost of revenue	$1,420	$1,107
General and administrative	39	39

Total intangible assets amortization	$1,459	$1,146

[2]	Includes stock-based compensation expense as follows:

	Three Months Ended April 30,
	2016	2015
Cost of revenue	$1,512	$851
Research and development	6,524	5,263
Sales and marketing	5,230	4,283
General and administrative	2,823	2,318

Total stock-based compensation	$16,089	$12,715

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended April 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,575)	$(47,283)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,084	9,166
Stock-based compensation expense	16,089	12,715
Amortization of deferred commissions	4,771	3,606
Other	108	(2)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	41,927	15,623
Deferred commissions	(2,257)	(2,813)
Prepaid expenses, restricted cash and other assets	(227)	(28,455)
Accounts payable	266	266
Accrued expenses and other liabilities	(26,698)	(997)
Deferred rent	2,510	1,848
Deferred revenue	(14,229)	4,144

Net cash used in operating activities	(4,231)	(32,182)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	—	(106,319)
Sales of marketable securities	—	3,140
Maturities of marketable securities	6,586	—
Purchases of property and equipment	(10,976)	(9,901)
Proceeds from sale of property and equipment	4	—
Acquisition and purchases of intangible assets, net of cash acquired	—	(200)

Net cash used in investing activities	$(4,386)	$(113,280)

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(In thousands)

(unaudited)

	Three Months Ended April 30,
	2016	2015
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of offering costs	$—	$(1,333)
Payments of borrowing costs	(93)	—
Proceeds from exercise of stock options, net of repurchases of early exercised stock options	2,246	796
Proceeds from issuances of common stock under employee stock purchase plan	9,016	—
Employee payroll taxes paid related to net share settlement of restricted stock units	(4,768)	(4,215)
Payments of capital lease obligations	(949)	(228)

Net cash provided by (used in) financing activities	5,452	(4,980)
Effect of exchange rate changes on cash and cash equivalents	114	(7)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,051)	(150,449)
Cash and cash equivalents, beginning of period	185,741	330,436

Cash and cash equivalents, end of period	$182,690	$179,987

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2016	2015
GAAP loss from operations	$(38,592)	$(46,633)
Stock-based compensation	16,089	12,715
Intangible assets amortization	1,459	1,146
Expense (income) related to a legal verdict [3]	(1,664)	186

Non-GAAP loss from operations	$(22,708)	$(32,586)

GAAP operating margin	(43)%	(71)%
Stock-based compensation	18	19
Intangible assets amortization	2	2
Expense (income) related to a legal verdict [3]	(2)	—

Non-GAAP operating margin	(25)%	(50)%

GAAP net loss	$(38,575)	$(47,283)
Stock-based compensation	16,089	12,715
Intangible assets amortization	1,459	1,146
Expense (income) related to a legal verdict [3]	(1,664)	186

Non-GAAP net loss	$(22,691)	$(33,236)

[3]	Included in general and administrative expenses in the condensed consolidated statements of operations.

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (CONTINUED)

(In thousands, except per share data)

(unaudited)

	Three Months Ended April 30,
	2016	2015
GAAP net loss per share, basic and diluted	$(0.31)	$(0.40)
Stock-based compensation	0.13	0.11
Intangible assets amortization	0.01	0.01
Expense (income) related to a legal verdict [3]	(0.01)	—

Non-GAAP net loss per share, basic and diluted	$(0.18)	$(0.28)

Weighted-average shares outstanding, basic and diluted	124,932	119,379

GAAP net cash used in operating activities	$(4,231)	$(32,182)
Restricted cash used to guarantee a letter of credit for Redwood City Headquarters	—	25,000
Purchases of property and equipment	(10,976)	(9,901)
Payments of capital lease obligations	(949)	(228)

Non-GAAP free cash flow	$(16,156)	$(17,311)

[3]	Included in general and administrative expenses in the condensed consolidated statements of operations.

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In thousands)

(unaudited)

	Three Months Ended April 30,
	2016	2015
GAAP revenue	$90,155	$65,621
Deferred revenue, end of period	172,184	124,201
Less: deferred revenue, beginning of period	(186,413)	(120,057)

Billings	$75,926	$69,765

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS PER SHARE TARGETS

(In thousands, except per share data)

(unaudited)

	For the Three Months Ended July 31, 2016	For the Year Ended January, 31, 2017
GAAP net loss per share range, basic and diluted	$(0.37-0.36)	$(1.43-1.40)
Stock-based compensation	0.16	0.63
Intangible assets amortization	0.01	0.03
Expense (income) related to a legal verdict [3]	—	(0.01)

Non-GAAP net loss per share range, basic and diluted	$(0.20-0.19)	$(0.78-0.75)
Weighted average shares outstanding, basic and diluted	127,041	127,924

[3]	Included in general and administrative expenses in the condensed consolidated statements of operations.